EXHIBIT  10


JANUARY  26,  2000

SECURITIES  AND  EXCHANGE  COMMISSION
JUDICIARY  PLAZA
450  FIFTH  STREET,  N.W.
WASHINGTON,  D.C.  20549

        RE:     EXHIBIT  10,  FORM  N-1A
                THE  CALVERT  FUND
                FILE  NUMBERS  2-76510  AND  811-3416

LADIES  AND  GENTLEMEN:

AS COUNSEL TO THE CALVERT FUND (THE "TRUST"), IT IS MY OPINION, BASED UPON AN EXAMINATION OF THE TRUST'S DECLARATION OF TRUST AND BY-LAWS AND SUCH OTHER ORIGINAL OR PHOTOSTATIC COPIES OF TRUST RECORDS, CERTIFICATES OF PUBLIC OFFICIALS, DOCUMENTS, PAPERS, STATUTES, AND AUTHORITIES AS I DEEMED NECESSARY TO FORM THE BASIS OF THIS OPINION, THAT THE SECURITIES BEING REGISTERED BY THIS POST-EFFECTIVE AMENDMENT NO. 40 OF THE TRUST WILL, WHEN SOLD, BE LEGALLY ISSUED, FULLY PAID AND NON-ASSESSABLE.

CONSENT  IS  HEREBY  GIVEN  TO  FILE  THIS  OPINION  OF
COUNSEL WITH THE SECURITIES AND EXCHANGE COMMISSION AS AN EXHIBIT TO THE TRUST'S POST-EFFECTIVE AMENDMENT NO. 40 TO ITS REGISTRATION STATEMENT.

SINCERELY,




/S/IVY  WAFFORD  DUKE
ASSOCIATE  GENERAL  COUNSEL